UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 4, 2023

MAISON SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 4, 2023, Maison Solutions Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Joseph Stone Capital, LLC (the “Underwriter”) in connection with the Company’s initial public offering (the “IPO”) of 2,500,000 shares of Class A common stock, par value $0.0001 (the “Common Stock”), at a price of $4.00 per share, less underwriting discounts and commissions.

The IPO closed on October 10, 2023 and the Company received aggregate net proceeds of approximately $9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering primarily for new store acquisitions and expansion, including opening new stores and the acquisition of businesses and supermarkets that complement the Company’s business, to pay off loans, research and develop its operating systems with JD.com, make upgrades and renovations to existing stores, and to develop its online business.

Pursuant to the Underwriting Agreement, the Company also granted to the Underwriter a 45-day option to purchase up to 375,000 additional shares of Common Stock on the same terms and conditions solely to cover over-allotments, if any. Also pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriter or its designees, warrants (“Underwriter’s Warrants”) to purchase up to an aggregate of 125,000 shares of Common Stock (representing 5% of the shares of Common Stock sold in the IPO), exercisable at a price of 120% of the initial public offering price per share in the IPO, at any time and from time to time, in whole or in part, commencing on April 1, 2024, 180 days from the effective date of the Registration Statement, and expiring on April 1, 2029, five (5) years thereafter. On October 10, 2023, the Company issued to the Underwriter and its designees Underwriter’s Warrants to purchase up to 125,000 shares of Common Stock.

The shares of Common Stock offered in the IPO, the Underwriter’s Warrants and the shares of Common Stock underlying the Underwriter’s Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-272123) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) and, declared effective by the SEC on September 29, 2023, and a final prospectus thereunder, dated October 4, 2023, and filed with the SEC on October 5, 2023, each available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights and obligations of the parties thereto. The Underwriter’s Warrants also contain customary provisions relating to the issuance of the Underwriter’s Warrants and underlying Common Stock.

The foregoing description of the Underwriting Agreement and the Underwriter’s Warrants are qualified in their entirety by reference to the full text of such documents.

In connection with the IPO, the form of the Underwriting Agreement and the form of the Underwriter’s Warrant were previously filed as exhibits to the Registration Statement. The foregoing does not purport to be a complete description of each of the agreements described in this Current Report on Form 8-K (the “Form 8-K”) and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the form of the Underwriter’s Warrant. A copy of the executed Underwriting Agreement is attached to the Form 8-K as Exhibit 1.1 and is incorporated herein by reference. A copy of the form of the Underwriter’s Warrant is filed with the SEC as Exhibit 4.2 to the Registration Statement and is incorporated herein by reference.

The Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the IPO, as well as other risks detailed from time to time in the Company’s filings with the SEC.

Item 8.01. Other Events.

On October 4, 2023, the Company issued a press release announcing the pricing of its IPO. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On October 10, 2023, the Company completed its IPO of 2,500,000 shares of Common Stock at a price to the public of $4.00 per share. The gross proceeds to the Company from the IPO were $10,000,000, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

On October 10, 2023, the Company issued a press release announcing the closing of its IPO. The press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated October 4, 2023, by and among Maison Solutions Inc. and Joseph Stone Capital, LLC.
4.1	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.2 to the Form S-1/A filed with the SEC on June 13, 2023)
99.1	Press Release of Maison Solutions Inc., dated October 4, 2023.
99.2	Press Release of Maison Solutions Inc., dated October 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAISON SOLUTIONS INC.

Date: October 10, 2023	By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President

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